 As filed with the Securities and Exchange Commission on December 13, 1999.

                              Registration No. 33-
                                                  -----
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under The Securities Act of 1933

                                PERCEPTRON, INC.
             (Exact name of registrant as specified in its charter)

           Michigan                                     38-2381442
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                  47827 Halyard Drive, Plymouth, Michigan 48170
                                 (734) 414-6100
               (Address, including zip code, and telephone number,
                 including area code, of registrant's Principal
                                Executive Office)

                                Perceptron, Inc.
                           Directors Stock Option Plan
                            (Full title of the Plan)

           John J. Garber, Vice President and Chief Financial Officer
                                Perceptron, Inc.
                  47827 Halyard Drive, Plymouth, Michigan 48170
                                 (734) 414-6100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                                THOMAS S. VAUGHN
                               Dykema Gossett PLLC
                             400 Renaissance Center
                          Detroit, Michigan 48243-1668
                                 (313) 568-6524


                                                  CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------

      Title of                                    Proposed Maximum           Proposed               Amount of
    Securities to            Amount to be             Offering           Maximum Aggregate        Registration
    be Registered             Registered          Price Per Share*       Offering Price**              Fee

-------------------------------------------------------------------------------------------------------------------

     Common Stock          150,000 shares**         $4.00                 $600,000                  $158.40
    $.01 par value
-------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices on the Nasdaq Stock Market on December 6, 1999, in accordance with Rule 457(h).

** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Perceptron, Inc. (the "Company") with the Securities and Exchange Commission ("SEC") are incorporated herein by reference:

         The contents of Registration Statement on Form S-8, file No. 333-00444, filed January 22, 1996, registering 112,500 shares of Common Stock of the Company, par value $.01 per share, to be issued pursuant to the Company's Directors Stock Option Plan.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) The Company's Bylaws and the Michigan Business Corporation Act permit the Company's officers and directors to be indemnified under certain circumstances for expenses and, in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including alleged violations of the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company maintains directors and officers liability insurance which, under certain circumstances, would cover alleged violations of the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         (b) Article VI of the Company's Restated Articles of Incorporation provides that to the full extent permitted by law, no director of the Company shall be liable to the Company or its shareholders for monetary damages for any action taken, or failure to take action, as a director. Such exculpatory language does not, however, eliminate or limit the liability of a director for
(a) the amount of a financial benefit received by a director to which he or she is not entitled, (b) intentional infliction of harm on the Company or its shareholders, (c) certain other violations of the MBCA, or (d) an intentional criminal act.

         (c) The MBCA permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the indemnification provisions of the MBCA. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having served as directors and officers of the Company or certain other entities.


Item 8.  EXHIBITS

         The following exhibits are filed with this registration statement:


         4         Instruments Defining the Rights of Securities Holders.

         4.1 Articles IV, V and VI of the Company's Restated Articles of Incorporation are incorporated herein by reference to Exhibit
                   3.1 to the Company's Report on Form 10-Q for the Quarter Ended March 31, 1998.

         4.2 Articles I, II, III, VI, VII, X and XI of the Company's Bylaws are incorporated herein by reference to Exhibit 19 to the Company's Report on Form 10-Q for the Quarter Ended September 30, 1992.

         4.3 Credit Agreement, dated May 28, 1999, between Perceptron, Inc. and Bank One, Michigan and First Amendment to Credit Agreement, dated August 24, 1999, are incorporated herein by reference to Exhibit 4.2 of the Company's Report on Form 10-K for the Transition Period Ended June 30, 1999.

                   Other instruments, notes or extracts from agreements defining the rights of holders of long-term debt of the Company or its subsidiaries have not been filed because (i) in each case the total amount of long-term debt permitted thereunder does not exceed 10% of the Company's consolidated assets, and (ii) the Company hereby agrees that it will furnish such instruments, notes and extracts to the Securities and Exchange Commission upon its request.

         4.4 Form of certificate representing Rights (included as Exhibit B to the Rights Agreement filed as Exhibit 4.5) is incorporated herein by reference to Exhibit 2 to the Company's Report on Form 8-K filed March 24, 1998. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earlier of (i) the tenth business day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) (or, if such Shares Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined before the Distribution Date, by action of the Board of Directors, with the concurrence of a majority of the Continuing Directors), or (ii) the tenth business day (or such later date as may be determined by the Board of Directors, with the concurrence of a majority of the Continuing Directors, prior to such time as any person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person or group of affiliated or associated persons (other than the Company or certain entities affiliated with or associated with the Company), other than a tender or exchange offer that is determined before the Distribution Date to be a Permitted Offer, if, upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of such outstanding shares of Common Stock.

         4.5 Rights Agreement, dated as of March 24, 1998, between Perceptron, Inc. and American Stock Transfer & Trust Company, as Rights Agent, is incorporated herein by reference to
                   Exhibit 2 to the Company's Report on Form 8-K filed March 24, 1998.

         5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

         23.1      Consent of PricewaterhouseCoopers LLP.

         23.2      Consent of Dykema Gossett PLLC (contained in Exhibit 5).

         24.1      Power of Attorney of Alfred A. Pease.

         24.2      Power of Attorney of David J. Beattie.

         24.3      Power of Attorney of Kenneth R. Dabrowski.

         24.4      Power of Attorney of Philip J. DeCocco.

         24.5      Power of Attorney of Robert S. Oswald.

         24.6      Power of Attorney of Terryll R. Smith.

         99.1 Amendment and Restated Directors Stock Option Plan is incorporated by reference to Exhibit 10.56 to the Company's Report on Form 10-Q for the Quarter Ended September 30, 1996.

         99.2 Form of Non-Qualified Stock Option Agreements and Amendments under the Directors Stock Option Plan is incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1996.

         99.3 First Amendment to Amended and Restated Directors Stock Option Plan is incorporated by reference to Exhibit 10.27 of the Company's Report on Form 10-Q for the Quarter Ended March 31, 1999.


Item 9.  UNDERTAKINGS

         (1) The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Michigan on November 17, 1999.

                                     PERCEPTRON, INC.

                                     By: /s/ A.A. Pease
                                         ---------------------------------------
                                         Alfred A. Pease
                                     Its:  President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities as of November 17, 1999.



  Signature                                          Title


/s/ A.A. Pease                            President, Chief Executive Officer,
----------------------------              Chairman of the Board and Director
Alfred A. Pease                           (Principal Executive Officer)


/s/ John J. Garber                        Vice President and Chief Financial
----------------------------              Officer (Principal Financial Officer)
John J. Garber


/s/ Sylvia M. Smith                       Controller (Principal
----------------------------              Accounting Officer)
Sylvia M. Smith



            *                             Director
----------------------------
David J. Beattie



            *                             Director
----------------------------
Kenneth R. Dabrowski


            *                             Director
----------------------------
Philip J. DeCocco



            *                             Director
----------------------------
Robert S. Oswald

            *                             Director
----------------------------
Terryll R. Smith




*By: /s/ Thomas S. Vaughn
    -----------------------
     Thomas S. Vaughn
     Attorney-in-Fact

                                INDEX TO EXHIBITS


Number        Description


     4             Instruments Defining the Rights of Securities Holders.

     4.1 Articles IV, V and VI of the Company's Restated Articles of Incorporation are incorporated herein by reference to Exhibit
                   3.1 to the Company's Report on Form 10-Q for the Quarter Ended March 31, 1998.

     4.2 Articles I, II, III, VI, VII, X and XI of the Company's Bylaws are incorporated herein by reference to Exhibit 19 to the Company's Report on Form 10-Q for the Quarter Ended September 30, 1992.

     4.3 Credit Agreement, dated May 28, 1999, between Perceptron, Inc. and Bank One, Michigan and First Amendment to Credit Agreement, dated August 24, 1999, are incorporated herein by reference to Exhibit 4.2 of the Company's Report on Form 10-K for the Transition Period Ended June 30, 1999.

                   Other instruments, notes or extracts from agreements defining the rights of holders of long-term debt of the Company or its subsidiaries have not been filed because (i) in each case the total amount of long-term debt permitted thereunder does not exceed 10% of the Company's consolidated assets, and (ii) the Company hereby agrees that it will furnish such instruments, notes and extracts to the Securities and Exchange Commission upon its request.

     4.4 Form of certificate representing Rights (included as Exhibit B to the Rights Agreement filed as Exhibit 4.5) is incorporated herein by reference to Exhibit 2 to the Company's Report on Form 8-K filed March 24, 1998. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earlier of (i) the tenth business day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) (or, if such Shares Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined before the Distribution Date, by action of the Board of Directors, with the concurrence of a majority of the Continuing Directors), or (ii) the tenth business day (or such later date as may be determined by the Board of Directors, with the concurrence of a majority of the Continuing Directors, prior to such time as any person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person or group of affiliated or associated persons (other than the Company or certain entities affiliated with or associated with the Company), other than a tender or exchange offer that is determined before the Distribution Date to be a Permitted Offer, if, upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of such outstanding shares of Common Stock.

     4.5 Rights Agreement, dated as of March 24, 1998, between Perceptron, Inc. and American Stock Transfer & Trust Company, as Rights Agent, is incorporated herein by reference to
                   Exhibit 2 of the Company's Report on Form 8-K filed March 24, 1998.

     5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder (including consent).

     23.1          Consent of PricewaterhouseCoopers LLP.

     24.1          Power of Attorney of Alfred A. Pease.

     24.2          Power of Attorney of David J. Beattie.

     24.3          Power of Attorney of Kenneth R. Dabrowski.

     24.4          Power of Attorney of Philip J. DeCocco.

     24.5          Power of Attorney of Robert S. Oswald.

     24.6          Power of Attorney of Terryll R. Smith

     99.1 Amendment and Restated Directors Stock Option Plan is incorporated by reference to Exhibit 10.56 to the Company's Report on Form 10-Q for the Quarter Ended September 30, 1996.

     99.2 Form of Non-Qualified Stock Option Agreements and Amendments under the Directors Stock Option Plan is incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1996.

     99.3 First Amendment to Amended and Restated Directors Stock Option Plan is incorporated by reference to Exhibit 10.27 of the Company's Report on Form 10-Q for the Quarter Ended March 31, 1999.